EXHIBIT 32

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Teachers Insurance and Annuity Association of America, do hereby certify, to such officer’s knowledge, that:

The quarterly report on Form 10-Q of the TIAA Real Estate Account (the “Account”) for the quarter ended June 30, 2004 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Account.
Dated: July 29, 2004

/s/ Herbert M. Allison, Jr.
__________________________________________________
Herbert M. Allison, Jr.
Chairman of the Board, President
and Chief Executive Officer,
Teachers Insurance and Annuity Association of America

Dated: July 29, 2004

/s/ Elizabeth A. Monrad
__________________________________________________
Elizabeth A. Monrad
Executive Vice President and Chief Financial Officer,
Teachers Insurance and Annuity Association of America

A signed original of this written statement required by Section 906 has been provided to the TIAA Real Estate Account and will be retained by the Account and furnished to the Securities and Exchange Commission or its staff upon request.

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